Exhibit 10.4

REVISED
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
PARTICIPATION AGREEMENT

          This Agreement is made and entered into as of the 18th day of December, 1991 by and between FIRST FEDERAL SAVINGS OF RENTON (hereinafter referred to as “the Bank”) and          ___________________ (hereinafter referred to as “the Participant”), pursuant to the Executive Supplemental Retirement Income Plan.  This agreement modifies all other Executive Supplemental Retirement Plan Participant Agreements between the Bank and the Participant.

          In consideration of past and future services of the Participant to the Bank, and of the mutual covenants contained herein, the Bank and the Participant agree as follows:

1.	Benefits

           A.          Normal Retirement:     Upon the Participant’s retirement from full time service to the Bank at age 65 or later, the Bank shall pay to the Participant an annual pension of $10,000. payable in equal monthly installments on the first business day of each calendar month for 180 months.  Prior to retirement, said $10,000. annual benefit shall be increased by 4% compounded annually for each year that a participant participates in the plan.  (Original Plan Date October 30th 1985)  Partial years of participation shall receive a pro-rata increase.  Upon commencement of benefit payments, regardless of age, said benefit shall remain level except by modification of this agreement pursuant to Section 5, Paragraph D. herein.  Said payments shall be reduced by any state or federal taxes payable on said amounts by the Bank.  In the event that said Participant shall die following retirement but prior to receiving 180 monthly payments, the Bank will pay to the Participant’s beneficiary, designated on the attached Exhibit “A”, Beneficiary Designation Form, the balance of said payments until a total of 180 payments have been made by the Bank.  The beneficiary designated by the Participant on the attached Beneficiary Designation Form shall be the Participant’s legal spouse, if married, unless such spouse shall consent in writing, to the designation of another beneficiary.  If, at the time of the Participant’s death, there is no surviving spouse, or if the designation of beneficiary shall be ineffective for any reason, the beneficiary shall conclusively be deemed to be the Participant’s lineal descendents, per stirpes or, if none, those persons who would be entitled to share in the Participant’s estate if the Participant died intestate.  Subject to the foregoing, the Participant may, at any time, change the beneficiary hereunder by filing a new Beneficiary Designation Form with the Secretary of the Bank.

B. Early Retirement: In the event of early retirement prior to age 65, assuming the Participant has reached age 55 years, the Participant shall have the option to receive an actuarially reduced equivalent amount beginning at the date of early retirement and continuing for a period of 180 months.  Such actuarial reduction shall be computed by multiplying the amount payable at normal retirement (age 65) by a fraction the numerator of which is the number of full years served since participation in this, or preceding plans, until the early retirement date.  The denominator is the number of full years served since participation in this, or preceding plans, until age 65.  There shall be no retirement benefit payable prior to age 55.

          C.          Pre-Retirement Death:     In the event the Participant dies prior to retirement while employed by the Bank, the Participant’s beneficiary as designated on the Beneficiary Designation Form (pursuant to the rules on beneficiary designations set forth in Sub-Paragraph 1.A.), shall receive a benefit payment hereunder for 120 months equal to the monthly amount payable at age 65 as specified in Paragraph 1.A. hereunder to a maximum of $200,000.  Any beneficiary of the Plan may receive said payments in a single, unreduced, lump sum upon request to the Bank.

2. Forfeiture or Suspension of Benefits: Notwithstanding any other provision of this plan to the contrary, supplemental retirement benefits shall be forfeited or suspended as follows:

A. No supplemental benefit shall be paid if the Participant commits suicide, while sane or insane, within two (2) years from the date he or she is enrolled under the Plan.

B. No supplemental benefit shall be paid if a Participant is discharged for cause by reason of fraud, dishonesty, embezzlement or any other breach of trust.

3.       Ownership of Insurance:  All rights and incidents of ownership in any life insurance policy that the Bank may purchase insuring the life of the Participant shall belong exclusively to the Bank, and neither the Participant or any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy.  Neither the Participant nor any beneficiary under this Agreement shall have any power to transfer, assign, hypothecate or otherwise encumber, in advance any of the benefits payable hereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

4.       Administration:  The Bank shall have full power and authority to interpret, construe and administer this Plan, to adopt appropriate procedures and to make all decisions necessary or proper to carry out the terms of the Plan.  The Bank’s interpretation and construction hereof, and actions hereunder, including any determination of benefit amount or designation of the person to receive supplemental payments, shall be binding and conclusive on all persons for all purposes.  Neither the Bank, nor its officers, employees, or directors, nor any member thereof shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

5. General Provisions:

          A.          Retirement Plan:     Nothing in this Agreement shall diminish or impair the Participant’s eligibility, participation or benefit entitlement under the qualified retirement plan for the employees of the Bank, or any other benefit, insurance or compensation plan or agreement of the Bank now or hereinafter in effect.

          B.          No Effect on Employment:     This Plan shall not be deemed to give any participant or other person in the employ of the Bank any right to be retained in the employment of the Bank, or to interfere with the right of the Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

C. Legally Binding: The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

          D.          Modification:     The Bank by action of the Board of Directors, reserves the exclusive right to amend, modify or terminate this Plan.  Any such termination, modification or amendment shall not terminate or diminish any present or future rights or benefits.  The Bank shall give thirty (30) days notice, in writing, to any Participant prior to the effective date of any such amendment, modification or termination of this Plan.

In witness whereof, the Bank has caused this Agreement to be executed by a duly authorized office, duly attested by its Secretary, and the Participant has signed this Agreement as of the date first written set forth above.

Participant	Bank

By:

Participant		Bank Officer

Spouse

MODIFICATION AGREEMENT
OF THE
REVISED EXECUTIVE SUPPLEMENTAL
RETIREMENT PLAN PARTICIPANT AGREEMENT
DATED DECEMBER 18TH, 1991

This Modification Agreement is entered into this 1st day of December 1999 in accordance with Section 5 (General Provisions) Paragraph D (Modification) contained within the above captioned agreement by and between First Federal Savings of Renton (which has since been succeeded in interest by First Savings Bank Of Renton) and ______________.

Section 1.   Benefits Paragraph A. Normal Retirement: is herein modified to read as follows:

Upon the Participant’s retirement from full time service to the Bank at age 65 or later, the Bank shall pay to the Participant an annual pension of $15,000. payable in equal monthly installments on the first business day of each calendar month for 180 months.  Prior to retirement, said $15,000. annual benefit shall be increased by 4% compounded annually for each year that a participant participates in the plan.  (Original Plan Date October 30th, 1985)  Partial years of participation shall receive a pro-rata increase.  Upon commencement of benefit payments, regardless of age, said benefit shall remain level except by modification of this agreement pursuant to Section 5, Paragraph D. herein.  Said payments shall be reduced by any state or federal taxes payable on said amounts by the Bank.  In the event that said Participant shall die following retirement but prior to receiving 180 monthly payments, the Bank will pay to the Participant’s beneficiary, designated on the attached Exhibit “A”, Beneficiary Designation Form, the balance of said payments until a total of 180 payments have been made by the Bank.  The beneficiary designated by the Participant on the attached Beneficiary Designation Form shall be the Participant’s legal spouse, if married, unless such spouse shall consent in writing, to the designation of another beneficiary.  If, at the time of the Participant’s death, there is no surviving spouse, or if the designation of beneficiary shall be ineffective for any reason, the beneficiary shall conclusively be deemed to be the Participant’s lineal descendents, per stirpes or, if none, those persons who would be entitled to share in the Participant’s estate if the Participant died intestate.  Subject to the foregoing, the Participant may, at any time, change the beneficiary hereunder by filing a new Beneficiary Designation Form with the Secretary of the Bank.

Except as herein modified all other terms and conditions contained within the above referenced Participant Agreement shall remain in its entirety.

In witness whereof, the Bank has caused this Modification Agreement to be executed by a duly authorized officer and the Participant in acknowledgment has also signed this Modification as of the date first written set forth above.

Participant	Bank

BY:	BY:

MODIFICATION AGREEMENT
OF THE
REVISED EXECUTIVE SUPPLEMENTAL
RETIREMENT PLAN PARTICIPANT AGREEMENT
DATED DECEMBER 18TH, 1991

This Modification Agreement is entered into this 1st day of November 2004 in accordance with Section 5 (General Provisions) Paragraph D (Modification) contained within the above captioned agreement which was previously modified by agreement dated December 1, 1999 by and between First Federal Savings of Renton (which has since been succeeded in interest by First Savings Bank Of Renton) and ______________.

Section 1.   Benefits Paragraph A. Normal Retirement: is herein modified to read as follows:

Upon the Participant’s retirement from full time service to the Bank at age 65 or later, the Bank shall pay to the Participant an annual pension of $25,000. payable in equal monthly installments on the first business day of each calendar month for 180 months.  Prior to retirement, said $25,000. annual benefit shall be increased by 4% compounded annually for each year that a participant participates in the plan.  Partial years of participation shall receive a pro-rata increase.  Upon commencement of benefit payments, regardless of age, said benefit shall remain level except by modification of this agreement pursuant to Section 5, Paragraph D. herein.  Said payments shall be reduced by any state or federal taxes payable on said amounts by the Bank.  In the event that said Participant shall die following retirement but prior to receiving 180 monthly payments, the Bank will pay to the Participant’s beneficiary, designated on the attached Exhibit “A”, Beneficiary Designation Form, the balance of said payments until a total of 180 payments have been made by the Bank.  The beneficiary designated by the Participant on the attached Beneficiary Designation Form shall be the Participant’s legal spouse, if married, unless such spouse shall consent in writing, to the designation of another beneficiary.  If, at the time of the Participant’s death, there is no surviving spouse, or if the designation of beneficiary shall be ineffective for any reason, the beneficiary shall conclusively be deemed to be the Participant’s lineal descendents, per stirpes or, if none, those persons who would be entitled to share in the Participant’s estate if the Participant died intestate.  Subject to the foregoing, the Participant may, at any time, change the beneficiary hereunder by filing a new Beneficiary Designation Form with the Secretary of the Bank.

Except as herein modified all other terms and conditions contained within the above referenced Participant Agreement shall remain in its entirety.

In witness whereof, the Bank has caused this Modification Agreement to be executed by a duly authorized officer and the Participant in acknowledgment has also signed this Modification as of the date first written set forth above.

Participant	Bank

BY:	BY: